                                                                    Exhibit 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-117454 of Tektronix, Inc. on Form S-4 of our report dated August 11, 2004 appearing in the Annual Report on Form 10-K of Tektronix, Inc. for the year ended May 29, 2004 and to the reference to us under the headings "Selected Historical Financial Data of Tektronix" and "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Portland, Oregon
August 27, 2004